                                                                   EXHIBIT 10.22


                       MONITORING AND OVERSIGHT AGREEMENT

         THIS MONITORING AND OVERSIGHT AGREEMENT (this "Agreement") is made and entered into as of October 27, 1995, among Hedstrom Holdings, Inc. ("Holdings"), a Delaware corporation, Hedstrom Corporation (the "Company"), a Delaware corporation, and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         WHEREAS, the Hicks, Muse, Tate & Furst Equity Fund II, L.P. ("HMTF") has acquired substantially all of the common stock of Holdings pursuant to a Stock Purchase Agreement dated October 27, 1995, among HMTF, Holdings and the other parties thereto (the "Acquisition"); and

         WHEREAS, Holdings and the Company have requested that HMCo render financial advisory and monitoring services to them;

         NOW, THEREFORE, in consideration of the services to be rendered by HMCo to Holdings and the Company, and to evidence the obligations of Holdings and the Company to HMCo and the mutual covenants herein contained, Holdings and the Company hereby jointly and severally agree as follows:

         1. Retention. Holdings and the Company hereby acknowledge that they have retained HMCo, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will provide financial oversight and monitoring services to Holdings and the Company as requested by the board of directors of each of Holdings and the Company during the term of this Agreement.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which HMTF is dissolved, liquidated, and wound up (the "Primary Term"), and shall continue on a year to year basis thereafter unless terminated by Holdings and the Company or HMCo by written notice delivered to the other parties on or before the 30th day prior to the expiration of the Primary Term or prior to the expiration of any subsequent yearly term.

         3.      Compensation.

                 (a) Subject to the next succeeding paragraph hereof, as compensation for HMCo's financial oversight and monitoring services pursuant to
Section 1, the Company shall pay HMCo an aggregate fee of $175,000 per year (the "Oversight and Monitoring

Fee"), payable in equal quarterly installments in the initial amount of $43,750 each. The first installment shall be paid on January 31, 1996 (including a prorated amount attributable to the period from the date of this Agreement through January 31, 1996), and the succeeding installments shall be paid each three months thereafter.

                 (b) On July 31 of each calendar year during the term of this Agreement (beginning with July 31, 1996), the Oversight and Monitoring Fee shall automatically be increased or decreased, as applicable, to an amount per year equal to .1% of the net sales of Holdings and the Company (on a consolidated basis) during the fiscal year ending on such date, or, in the event the fiscal year of the Company does not end on July 31, to an amount per year equal to .1% of the net sales of Holdings and the Company (on a consolidated basis) during the twelve month period ending on such July 31; provided that in no event shall the Oversight and Monitoring Fee be less than $175,000 per year. Any such increase or decrease shall take effect as of August 1 of the calendar year immediately following such adjustment and shall be reflected in the quarterly payment due on October 30 of such calendar year.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, Holdings and the Company agree to reimburse HMCo, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by HMCo in connection with the performance by it of the services contemplated by Section 1 hereof.

         5. Indemnification. Holdings and the Company hereby jointly and severally agree to indemnify HMCo, its affiliates, and certain other indemnitees as provided in that certain letter agreement dated of even date herewith by and among Holdings, the Company, and HMCo (a copy of which is attached hereto as Exhibit A). The indemnity provisions contained in such letter agreement shall remain operative and in full force and effect notwithstanding termination of this Agreement.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by Holdings or the Company to it solely in its capacity as a financial advisor, unless Holdings and the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo to Thomas O. Hicks, John R. Muse, Charles W. Tate and/or Jack D. Furst or to any entity controlled by any one or more of Thomas O. Hicks, John R. Muse, Charles
W. Tate and/or Jack D. Furst) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Other Understandings. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        HICKS, MUSE & CO. PARTNERS, L.P.

                                        By:      HM PARTNERS INC.,
                                                      its General Partner



                                                 By: /s/ ALAN B. MENKES
                                                    ----------------------------
                                                    Alan B. Menkes
                                                    Vice President


                                        HEDSTROM HOLDINGS, INC.



                                        By: /s/ ARNOLD E. DITRI
                                           -------------------------------------
                                        Name: Arnold E. Ditri
                                             -----------------------------------
                                        Title: Chairman & President
                                              ----------------------------------


                                        HEDSTROM CORPORATION



                                        By: /s/ ARNOLD E. DITRI
                                           -------------------------------------
                                        Name: Arnold E. Ditri
                                             -----------------------------------
                                        Title: Chairman & President
                                              ----------------------------------

                                   Exhibit A

                                October 27, 1995



Hicks, Muse & Co. Partners, L.P.
200 Crescent Court, Suite 1600
Dallas, Texas  75201


                 In connection with the engagement (herein so called) of Hicks, Muse & Co. Partners, L.P. ("HMC") pursuant to the Monitoring and Oversight Agreement, dated as of October 27, 1995, by and among HMC, Hedstrom Holdings, Inc. ("Holdings") and Hedstrom Corporation (the "Company"), Holdings and the Company jointly and severally will indemnify and hold harmless each of HMC, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of HMC or any of its affiliates (HMC, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Holdings and/or the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with Holdings' or the Company's consent or in conformity with Holdings' or the Company's instructions or Holdings' or the Company's actions or omissions or (B) are otherwise related to or arise out of HMC's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMC's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. Neither Holdings nor the Company will, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMC's bad faith, gross negligence or willful misconduct. Holdings and the Company also agree that neither HMC nor any other





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Hicks, Muse & Co. Partners, L.P.
October 27, 1995
Page 2


Indemnified Person shall have any liability to Holdings or the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by Holdings and/or the Company that have resulted primarily from HMC's bad faith, gross negligence or willful misconduct. Holdings and the Company further agree that neither of them will, without the prior written consent of HMC, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnifications may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMC and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

                 The foregoing right to indemnity shall be in addition to any rights that HMC and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Holdings and the Company hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against HMC or any other Indemnified Person.

                 It is understood that, in connection with HMC's engagement, HMC may also be engaged to act for Holdings and/or the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

                 Holdings and the Company further understand that if HMC is asked to furnish Holdings and/or the Company a financial opinion letter or act for Holdings and/or the Company in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

Hicks, Muse & Co. Partners, L.P.
October 27, 1995
Page 3



                 This letter agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof. This letter agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                        Very truly yours,

                                        HEDSTROM HOLDINGS, INC.



                                        By: /s/ ARNOLD E. DITRI
                                           -------------------------------------
                                        Name: Arnold E. Ditri
                                             -----------------------------------
                                        Title: Chairman & President
                                              ----------------------------------


                                        HEDSTROM CORPORATION



                                        By: /s/ ARNOLD E. DITRI
                                           -------------------------------------
                                        Name: Arnold E. Ditri
                                             -----------------------------------
                                        Title: Chairman & President
                                              ----------------------------------


AGREED AND ACCEPTED:

HICKS, MUSE & CO. PARTNERS, L.P.

By:  HM PARTNERS INC., its
     General Partner



By: /s/ ALAN B. MENKES
    ---------------------------
    Alan B. Menkes
    Vice President